CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-88648, 333-114754, and 333-143378 on Form S-8, in Registration Statement Nos. 333-192397, 333-205108, 333-209416, 333-218912, and 333-220131 on Form S-8, and in Post-Effective Amendment No. 1 to Registration Statement No. 333-215915 on Form S-1 of our report dated October 26, 2017, relating to the consolidated financial statements of PURE Bioscience, Inc. appearing in this Annual Report on Form 10-K for the year ended July 31, 2017.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
October 26, 2017